Exhibit 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE             Contacts:  Carlos Alberini
                                             President & Chief Operating Officer
                                             (213) 765-3582

                                             Dennis R. Secor
                                             SVP & Chief Financial Officer
                                             (213) 765-3289

                                             Joseph Teklits
                                             Integrated Corporate Relations
                                             (203) 682-8258

                     GUESS?, INC. RAISES FOURTH QUARTER 2006
                     ---------------------------------------
                EPS GUIDANCE TO $0.91 - $0.93 FROM $0.65 - $0.67;
                -------------------------------------------------
            INCREASES FISCAL YEAR 2006 EPS GUIDANCE TO $2.60 - $2.62
            --------------------------------------------------------

LOS ANGELES, JAN. 18, 2007 - Guess?, Inc. (NYSE: GES) today raised its earnings per share guidance for the fourth quarter ended December 31, 2006 to a range of $0.91 to $0.93 compared to earnings per share of $0.57 in the fourth quarter of 2005. The Company raised its earnings per share guidance for the fiscal year ended December 31, 2006 to a range of $2.60 to $2.62, compared to $1.31 per share in 2005. Previous fourth quarter earnings guidance was $0.65 to $0.67 per share, which would have resulted in fiscal year 2006 earnings per share of $2.34 to $2.36.

Strong performance in the Company's retail, licensing and wholesale segments drove the improved operating results for the quarter. The Company's retail segment exceeded previous expectations due to higher revenues coupled with better gross margins resulting from more full-priced selling. Strong sales of the Company's accessories drove higher than expected licensing revenues, and the wholesale segment benefited from higher revenues and improved margins in the period.

Paul Marciano, Chief Executive Officer, stated, "We are very pleased with the momentum across all of our businesses and geographic regions of the world, which reflects the strong global acceptance of our brand. Our strategy to execute a diversified and balanced business continues to be our top priority, resulting in profitable growth as we expand globally."

The Company plans to release its financial results for the fourth quarter and fiscal year ended December 31, 2006 on February 14, 2007 and will address its guidance for the current fiscal year at that time.

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, accessories and related consumer products. At December 31, 2006 the Company operated 336 retail stores in the United States and Canada. The Company also distributes its products through better department and specialty stores around the world. For more information about the Company, please visit www.guessinc.com.

Except for historical information contained herein, certain matters discussed in this press release, including statements concerning the Company's future prospects and guidance for the fourth quarter and fiscal year of 2006, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include the completion of the review of the Company's fourth quarter and fiscal year 2006 financial statements. In addition to such factors, the economic and other factors identified in the Company's most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations.

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